Exhibit 99.1

Ideanomics, Inc. Reports Q3 2022 Financial Results

- Revenues for the quarter ended September 30, 2022, were $24.3 million

- Energica provided 88 motorcycles for the upcoming G20 Summit in Bali, Indonesia.

- US Hybrid supplying technology for 62 zero emission street sweepers to GEP

New York, NY November 9, 2022/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on accelerating the commercial adoption of electric vehicles, announced today its third quarter 2022 operating results for the period ended September 30, 2022.

"In the third quarter Ideanomics showed the value and strength of our growing EV businesses, highlighted by Energica’s deal to provide motorcycles for the Indonesian National Police, which will be utilized at the upcoming G20 summit. Solectrac, like Energica, is also experiencing demand based growth and has expanded its manufacturing capacity resulting in a significant increase in unit production, while US Hybrid is on track towards profitability by the end of 2023. Furthermore, our WAVE business secured its first fleet customer in Q3. We look forward to continuing to demonstrate how our differentiated products and technologies drive revenue growth across our EV brands” said Alf Poor, CEO of Ideanomics.

Selected Business Updates and Highlights

•	Energica announced that it will provide 88 motorcycles for the upcoming G20 Summit in Bali, Indonesia.
•	US Hybrid announced it is supplying Global Environmental Products with its proprietary electric and hybrid electric propulsion kits for use in the construction of 62 zero emission street sweepers
•	Ideanomics announced eleven new dealer partnerships to enhance the availability of Solectrac electric tractors across the United States
•	Solectrac partners with Nolan Manufacturing to produce Solectrac's e25 electric tractors with additional models slated for future production
•	Ideanomics announced an agreement with ABC Companies, a leading provider of motorcoach, transit and specialty passenger transport equipment in the USA and Canada allowing them to become a certified reseller of WAVE's industry-leading wireless inductive charging technology in North America.
•	WAVE successfully tested its 500kW wireless charger at the Port of Los Angeles
•	Ideanomics launched a product design studio to create a new generation of high-performance electric mobility and charging solutions
•	Ideanomics welcomed new Chief Financial Officer Stephen Johnston

Ideanomics Third quarter 2022 Operating Results

Revenue for the third quarter was $24.3 million, demonstrating strong year-over-year in Ideanomics’ growing EV business.  Revenue from electric vehicle and charging product and services in the third quarter of 2022 was $16.2 million versus $10.5 million in the third quarter of 2021, an increase of 54.7%. Revenue from the US in the third quarter of 2022 was $12.7 million versus $18.0 million in the third quarter of 2021, a decrease of $5.3 million. EV, charging and battery revenue from the U.S. and Europe was $8.8 million, four times higher than Q3 of last year. We expect EV revenues from the US and Europe to continue to grow as we shift spending to focus on increasing operating capacity and fulfilling market demand.

Gross Profit

Gross profit for the third quarter was $(0.7) million, which represented a Gross Margin of (2.7%). Gross profit for the third quarter of 2021 was $4.0 million.

Conference Call Information

Ideanomics' management, including Alf Poor (Chief Executive Officer), Stephen Johnston (Chief Financial Officer), Robin Mackie (President, Ideanomics Mobility) and Tony Sklar (SVP of Investor Relations), will host live an earnings release conference call at 4:30 pm ET, Wednesday, November 9, 2022. Time permitting, Ideanomics management will answer questions from the Say platform and during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=UtFdo7X5

About Ideanomics

Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide the completeness of solutions needed for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit https://ideanomics.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Theodore Rolfvondenbaumen

Communications Director

Email: trolfvondenbaumen@ideanomics.com

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (USD in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue from sales of products (including from a related party of $10, $0 and $10, $1, for the three and nine months ended September 30, 2022 and 2021, respectively)	$15,746	$9,676	$55,157	$21,149
Revenue from sales of services	8,412	16,336	28,461	64,339
Other revenue	120	$569	253	$1,159
Total revenue	24,278	26,581	83,871	86,647
Cost of revenue from sales of products (including from a related party of $0, $4 and $0, $8 for the three and nine months ended September 30, 2022 and 2021, respectively)	18,198	9,934	58,963	20,445
Cost of revenue from sales of services	6,691	12,165	23,879	41,441
Cost of other revenue	48	531	179	1,063
Total cost of revenue	24,937	22,630	83,021	62,949
Gross profit	(659)	3,951	850	23,698

Operating expenses:
Selling, general and administrative expenses	37,710	37,750	113,555	74,419
Research and development expense	849	184	2,543	429
Asset impairment	378	15,183	1,030	15,183
Goodwill impairment	—	5,850	—	5,850
Change in fair value of contingent consideration, net	—	(5,099)	(131)	(7,006)
Litigation settlement	2	216	44	5,216
Depreciation and amortization	2,271	1,779	5,838	4,548
Total operating expenses	41,210	55,863	122,879	98,639

Loss from operations	(41,869)	(51,912)	(122,029)	(74,941)

Interest and other income (expense):
Interest income	957	417	2,560	812
Interest expense	(456)	(308)	(1,523)	(1,683)
Gain on extinguishment of debt	—	300	—	300
Loss on disposal of subsidiaries, net	(30)	—	(218)	(1,264)
Gain on remeasurement of investment	—	—	10,965	2,915
Other income, net	2,574	8	4,460	507
Loss before income taxes and non-controlling interest	(38,824)	(51,495)	(105,785)	(73,354)

Income tax benefit	400	944	925	9,971
Impairment of and equity in gain (loss) of equity method investees	(429)	(1,447)	(2,357)	(2,062)

Net loss	(38,853)	(51,998)	(107,217)	(65,445)

Net loss attributable to common shareholders	(38,853)	(51,998)	(107,217)	(65,445)

Net loss attributable to non-controlling interest	1,439	187	3,525	459

Net loss attributable to Ideanomics, Inc. common shareholders	$(37,414)	$(51,811)	$(103,692)	$(64,986)

Earnings (loss) per share
Basic	$(0.08)	$(0.11)	$(0.21)	$(0.15)
Diluted	$(0.08)	$(0.11)	$(0.21)	$(0.15)

Weighted average shares outstanding:
Basic	494,061,205	473,829,962	496,392,410	432,989,602
Diluted	494,061,205	473,829,962	496,392,410	432,989,602

IDEANOMICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (USD in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$25,186	$269,863
Accounts receivable, net	6,000	3,338
Contract assets	3,767	2,772
Amount due from related parties	534	266
Notes receivable from third parties	83,863	54,907
Notes receivable from related party	400	697
Inventory	29,530	6,159
Prepaid expenses	15,075	20,015
Other current assets	5,673	4,490
Total current assets	170,028	362,507
Property and equipment, net	10,170	2,905
Intangible assets, net	78,645	42,546
Goodwill	68,711	16,161
Operating lease right of use assets	16,835	12,827
Financing lease right of use assets	1,376	—
Long-term investments	23,319	35,588
Other non-current assets	1,235	903
Total assets	$370,319	$473,437

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$22,782	$6,674
Deferred revenue (including customer deposits of $2,681 and $3,163 as of September 30, 2022 and December 31, 2021, respectively)	3,540	5,392
Accrued salaries	7,916	8,957
Amount due to related parties	2,223	1,102
Other current liabilities	8,831	7,137
Current portion of operating lease liabilities	3,878	3,086
Current portion of financing lease liabilities	348	—
Current contingent consideration	767	648
Promissory note-short term	2,424	312
Convertible promissory note due to third-parties-short term	9,250	57,809
Total current liabilities	61,959	91,117
Promissory note-long term	1,559	—
Operating lease liability-long term	12,808	9,647
Financing lease liability-long term	1,253	—
Non-current contingent consideration	100	350
Deferred tax liabilities	7,972	5,073
Other long-term liabilities	770	620
Total liabilities	86,421	106,807
Commitments and contingencies (Note 19)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2022 and December 31, 2021	1,262	1,262
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 517,134,223 shares issued and outstanding as of September 30, 2022 and 497,272,525 and 344,861,295 shares issued and outstanding as of December 31, 2021,	517	497
Treasury Stock	4,639	—
Additional paid-in capital	980,232	968,066
Accumulated deficit	(709,451)	(605,758)
Accumulated other comprehensive income	(13,162)	222
Total Ideanomics, Inc. shareholders' equity	262,775	363,027
Non-controlling interest	19,861	2,341
Total equity	282,636	365,368
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$370,319	$473,437

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited) (USD in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net loss	$(38,853)	$(51,998)	$(107,217)	$(65,445)
Other comprehensive income (loss), net of nil tax:
Changes in fair value of available-for-sale securities	—	4	—	(16)
Foreign currency translation adjustments	(8,127)	(951)	(15,930)	(1,683)
Comprehensive loss	(46,980)	(52,945)	(123,147)	(67,144)
Comprehensive loss (gain) attributable to non-controlling interest	3,075	273	6,756	864
Comprehensive loss attributable to Ideanomics, Inc. common shareholders	$(43,905)	$(52,672)	$(116,391)	$(66,280)